Exhibit 99.1

Bank of the Ozarks, Inc. Announces Record Third Quarter Earnings

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Oct. 12, 2004--Bank of the Ozarks, Inc. (NASDAQ:OZRK) today announced record earnings for the quarter ended September 30, 2004. Net income for the quarter was $6,647,000, a 26.0% increase over net income of $5,274,000 for the third quarter of 2003. Diluted earnings per share were $0.40 for the third quarter of 2004 compared to $0.32 for the third quarter of 2003, an increase of 25.0%.
    For the nine months ended September 30, 2004, net income totaled $18,872,000, a 29.4% increase over net income of $14,589,000 for the first nine months of 2003. Diluted earnings per share for the first nine months of 2004 were $1.14, compared to $0.90 for the comparable period in 2003, an increase of 26.7%.
    The Company's annualized returns on average assets and average stockholders' equity for the third quarter of 2004 were 1.66% and 23.89%, respectively, compared with 1.68% and 23.04%, respectively, for the third quarter of 2003. Annualized returns on average assets and average stockholders' equity for the nine months ended September 30, 2004 were 1.68% and 23.98%, respectively, compared with 1.70% and 23.70%, respectively, for the nine months ended September 30, 2003.
    Loans and leases were $1.074 billion at September 30, 2004 compared to $860 million at September 30, 2003, an increase of 24.8%. Deposits were $1.262 billion at September 30, 2004 compared to $995 million at September 30, 2003, an increase of 26.9%. Total assets were $1.630 billion at September 30, 2004, a 30.0% increase from $1.254 billion at September 30, 2003.
    Stockholders' equity was $115.2 million at September 30, 2004 compared to $91.4 million at September 30, 2003. Book value per share was $7.01 at September 30, 2004 compared to $5.66 at September 30, 2003. The Company's ratio of common equity to assets was 7.07% as of September 30, 2004 compared to 7.29% as of September 30, 2003, and its ratio of tangible common equity to tangible assets was 6.68% as of September 30, 2004 compared to 6.81% as of September 30, 2003.
    In commenting on these results, George Gleason, Chairman and Chief Executive Officer, stated, "In the quarter just ended, we once again achieved strong growth in both loans and deposits, with annualized growth rates of 21% and 25%, respectively. This favorable growth helped us achieve records in net interest income, service charge income, net income and earnings per share for the third quarter. We have now achieved 15 consecutive quarters of record net income and earnings per share, and we have reported record net income in 29 of the last 31 quarters. Our third quarter asset quality and efficiency ratios were excellent. During the quarter we continued to invest for the future by adding three banking offices. This brings our total addition of banking offices during the first nine months of 2004 to eight, as we continued our growth and de novo branching strategy."

    NET INTEREST INCOME

    Net interest income for the third quarter of 2004 increased 25.7% to $15,908,000 compared to $12,658,000 for the third quarter of 2003. The Company has now achieved 14 consecutive quarters of record net interest income. Net interest margin, on a fully taxable equivalent basis, was 4.47% in the third quarter of 2004 compared to 4.48% in the third quarter of 2003, a decrease of one basis point. Net interest income for the nine months ended September 30, 2004 increased 26.2% to $44,548,000 compared to $35,300,000 for the nine months ended September 30, 2003. The Company's net interest margin for the first nine months of 2004 was 4.46% compared to 4.55% for the first nine months of 2003, a decrease of nine basis points.

    NON-INTEREST INCOME

    Non-interest income for the third quarter of 2004 was $4,631,000 compared with $5,147,000 for the third quarter of 2003, a 10.0% decline. Non-interest income for the nine months ended September 30, 2004 was $13,828,000 compared to $13,263,000 for the nine months ended September 30, 2003, a 4.3% increase. The Company achieved record service charges on deposit accounts in the third quarter resulting in its sixth consecutive quarter of record service charge income. Mortgage lending income for the third quarter and first nine months of 2004 was down from the record levels achieved in the comparable periods of 2003, primarily because of a reduction in refinancing activity.

    NON-INTEREST EXPENSE

    Non-interest expense for the third quarter of 2004 was $9,766,000 compared with $8,629,000 for the third quarter of 2003, an increase of 13.2%. The Company's efficiency ratio for the quarter ended September 30, 2004 was 46.1% compared to 47.6% for the third quarter of 2003. Non-interest expense for the first nine months of 2004 was $27,759,000 compared with $23,137,000 for the first nine months of 2003, an increase of 20.0%. The Company's efficiency ratio for the first nine months of 2004 was 46.1% compared to 47.0% for the first nine months of 2003.
    Mr. Gleason stated, "We have added eight offices during the first nine months of 2004, including three in the third quarter. This has contributed to our increased overhead. Our growth and de novo branching strategy necessarily entails growth in overhead as we routinely add new offices and staff. While we carefully monitor and manage overhead growth, an even more important goal is to grow revenue at a rate in excess of our rate of growth in overhead. This strong focus on revenue growth has allowed us to report excellent efficiency ratios in recent years."

    ASSET QUALITY, CHARGE-OFFS AND RESERVES

    Nonperforming loans and leases as a percent of total loans and leases were 0.27% at September 30, 2004 compared to 0.50% as of September 30, 2003. Nonperforming assets as a percent of total assets were 0.23% as of September 30, 2004 compared to 0.41% as of September 30, 2003. The Company's ratio of loans and leases past due 30 days or more, including past due non-accrual loans and leases, to total loans and leases, was 0.46% at September 30, 2004 compared to 0.64% at September 30, 2003. The Company's annualized net charge-off ratio for both the third quarter and first nine months of 2004 was 0.10%, compared to 0.24% for both the third quarter and first nine months of 2003.
    The Company's allowance for loan and lease losses equaled $15.9 million at September 30, 2004, or 1.48% of total loans and leases, compared to $13.1 million, or 1.52% of total loans and leases, at September 30, 2003. This $2.8 million increase in the allowance for loan and lease losses over the past twelve months is a result of the growth in the Company's loan and lease portfolio. As of September 30, 2004, the Company's allowance for loan and lease losses equaled 547% of its total nonperforming loans and leases.

    GROWTH AND EXPANSION

    The Company continued its growth and de novo branching strategy in the quarter just ended adding a total of three banking offices. These included the conversion of its Dallas, Texas loan production office into a banking office and the addition of two new banking offices, including its first Texarkana, Texas office and its third North Little Rock office. In addition the Company relocated its Little Rock Cantrell West office to a nearby Wal-Mart Supercenter in-store location during the quarter.
    The Company expects to continue its growth and de novo branching strategy. During the fourth quarter it expects to add three additional offices, all in Arkansas, including an eighth Little Rock office, its first Sherwood office and its fourth North Little Rock office. Opening new offices is subject to availability of suitable sites, hiring qualified personnel, obtaining regulatory approvals and many other conditions and contingencies.

    ISSUANCE OF TRUST PREFERRED SECURITIES

    On September 28, 2004 the Company issued $15 million of adjustable rate trust preferred securities bearing an interest rate of 90-day LIBOR plus 2.22%, adjustable quarterly. The initial rate is 4.19%. These securities have a 30-year final maturity and are prepayable at par by the Company on or after the fifth anniversary date or earlier in certain circumstances. This transaction provided the Company additional regulatory capital to support its expected future growth and expansion.

    CONFERENCE CALL

    Management will conduct a conference call to review announcements made in this press release at 10:00 a.m. CDT (11:00 a.m. EDT) on Wednesday, October 13, 2004. The call will be available live or in recorded version on the Company's website www.bankozarks.com under "Investor Relations" or interested parties calling from locations within the United States and Canada may call 1-800-990-4845 up to ten minutes prior to the beginning of the conference and ask for Bank of the Ozarks' conference call. A recorded playback of the entire call will be available on the Company's website or by telephone by calling 1-800-642-1687 in the United States and Canada or 706-645-9291 internationally. The passcode for this telephone playback is 1162811. The telephone playback will be available through October 27, 2004, and the website recording of the call will be available for 12 months.

    GENERAL

    This release contains forward looking statements regarding the Company's plans, expectations, goals and outlook for the future including, among others, statements regarding the Company's goals for future revenue growth, its expectations for future growth and expansion, opening of new offices and plans to continue its growth and de novo branching strategy. Actual results may differ materially from those projected in such forward looking statements, due, among other things, to continued interest rate changes, competitive factors, general economic conditions and their effects on the creditworthiness of borrowers, collateral values and the value of securities, the ability to attract new deposits and loans, delays in identifying, acquiring and opening satisfactory sites, delays in or inability to obtain required regulatory approvals or charters, as well as other factors identified in this press release or in Management's Discussion and Analysis under the caption "Forward Looking Information" contained in the Company's 2003 Annual Report to Stockholders and the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
    Bank of the Ozarks, Inc. trades on the NASDAQ National Market under the symbol "OZRK". The Company owns a state chartered subsidiary bank that conducts banking operations through 46 offices in 26 communities throughout northern, western and central Arkansas, three Texas banking offices in Frisco, Dallas and Texarkana and a loan production office in Charlotte, North Carolina. The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. The Company's website is: www.bankozarks.com.


                       Bank of the Ozarks, Inc.
                 Selected Consolidated Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited

                                              Quarters Ended
                                               September 30,
                                     ---------------------------------
                                        2004        2003     % Change
                                      ----------  ---------- ---------
Income statement data:
------------------------------------
 Net interest income                 $   15,908  $   12,658      25.7%
 Provision for loan and lease losses      1,040       1,050      (1.0)
 Non-interest income                      4,631       5,147     (10.0)
 Non-interest expense                     9,766       8,629      13.2
 Net income                               6,647       5,274      26.0

Common stock data:(1)
------------------------------------
 Net income per share - diluted      $     0.40  $     0.32      25.0%
 Net income per share - basic              0.41        0.33      24.2
 Cash dividends per share                  0.08        0.06      33.3
 Book value per share                      7.01        5.66      23.9
 Diluted shares outstanding
  (thousands)                            16,641      16,482
 End of period shares outstanding
  (thousands)                            16,430      16,138

Balance sheet data at period end:
------------------------------------
 Total assets                        $1,630,096  $1,253,571      30.0%
 Total loans and leases               1,073,754     860,051      24.8
 Allowance for loan and lease losses     15,888      13,100      21.3
 Total investment securities            433,716     289,936      49.6
 Goodwill                                 5,243       4,936       6.2
 Other intangibles - net of
  amortization                            1,512       1,503       0.6
 Total deposits                       1,262,413     994,571      26.9
 Repurchase agreements with
  customers                              45,863      43,390       5.7
 Other borrowings                       157,103      73,520     113.7
 Subordinated debentures                 44,331      46,651      (5.0)
 Stockholders' equity                   115,225      91,421      26.0
 Loan and lease to deposit ratio          85.06%      86.47%

Selected ratios:
------------------------------------
 Return on average assets(2)               1.66%       1.68%
 Return on average stockholders'
  equity(2)                               23.89       23.04
 Average equity to total average
  assets                                   6.95        7.29
 Net interest margin - FTE(2)              4.47        4.48
 Overhead ratio(2)                         2.44        2.75
 Efficiency ratio                         46.14       47.63
 Allowance for loan and lease losses
  to total loans and leases                1.48        1.52
 Nonperforming loans and leases to
  total loans and leases                   0.27        0.50
 Nonperforming assets to total
  assets                                   0.23        0.41
 Net charge-offs to average loans
  and leases(2)                            0.10        0.24

Other information:
------------------------------------
 Non-accrual loans and leases        $    2,907  $    4,334
 Accruing loans and leases - 90 days
  past due                                    -           -
 ORE and repossessions                      882         866

(1) Adjusted to give effect to 2-for-1 stock split effective December 10, 2003
(2)  Ratios annualized based on actual days
Note: All data adjusted to comply to FASB Interpretation No. 46


                                             Nine Months Ended
                                               September 30,
                                      --------------------------------
                                        2004        2003     % Change
                                      ----------  ---------- ---------
Income statement data:
------------------------------------
 Net interest income                 $   44,548  $   35,300      26.2%
 Provision for loan and lease losses      2,830       2,895      (2.2)
 Non-interest income                     13,828      13,263       4.3
 Non-interest expense                    27,759      23,137      20.0
 Net income                              18,872      14,589      29.4

Common stock data:(1)
------------------------------------
 Net income per share - diluted      $     1.14  $     0.90      26.7%
 Net income per share - basic              1.15        0.92      25.0
 Cash dividends per share                  0.22       0.165      33.3
 Book value per share                      7.01        5.66      23.9
 Diluted shares outstanding
  (thousands)                            16,614      16,208
 End of period shares outstanding
  (thousands)                            16,430      16,138

Balance sheet data at period end:
------------------------------------
 Total assets                        $1,630,096  $1,253,571      30.0%
 Total loans and leases               1,073,754     860,051      24.8
 Allowance for loan and lease losses     15,888      13,100      21.3
 Total investment securities            433,716     289,936      49.6
 Goodwill                                 5,243       4,936       6.2
 Other intangibles - net of
  amortization                            1,512       1,503       0.6
 Total deposits                       1,262,413     994,571      26.9
 Repurchase agreements with
  customers                              45,863      43,390       5.7
 Other borrowings                       157,103      73,520     113.7
 Subordinated debentures                 44,331      46,651      (5.0)
 Stockholders' equity                   115,225      91,421      26.0
 Loan and lease to deposit ratio          85.06%      86.47%

Selected ratios:
------------------------------------
 Return on average assets(2)               1.68%       1.70%
 Return on average stockholders'
  equity(2)                               23.98       23.70
 Average equity to total average
  assets                                   6.99        7.17
 Net interest margin - FTE(2)              4.46        4.55
 Overhead ratio(2)                         2.47        2.69
 Efficiency ratio                         46.13       46.97
 Allowance for loan and lease losses
  to total loans and leases                1.48        1.52
 Nonperforming loans and leases to
  total loans and leases                   0.27        0.50
 Nonperforming assets to total
  assets                                   0.23        0.41
 Net charge-offs to average loans
  and leases(2)                            0.10        0.24

Other information:
------------------------------------
 Non-accrual loans and leases        $    2,907  $    4,334
 Accruing loans and leases - 90 days
  past due                                    -           -
 ORE and repossessions                      882         866

(1) Adjusted to give effect to 2-for-1 stock split effective December 10, 2003
(2)  Ratios annualized based on actual days
Note: All data adjusted to comply to FASB Interpretation No. 46

                       Bank of the Ozarks, Inc.
                 Supplemental Quarterly Financial Data
           (Dollars in Thousands, Except Per Share Amounts)
                               Unaudited

                               12/31/02   3/31/03   6/30/03   9/30/03
                               ---------  --------  --------  --------
Earnings Summary:
------------------------------
 Net interest income          $  10,685  $ 10,866  $ 11,775  $ 12,658
 Federal tax (FTE) adjustment       114       180       207       312
                               ---------  --------  --------  --------
 Net interest income (FTE)       10,799    11,046    11,982    12,970
 Loan and lease loss provision   (1,085)     (750)   (1,095)   (1,050)
 Non-interest income              3,794     3,534     4,582     5,147
 Non-interest expense            (6,839)   (6,754)   (7,754)   (8,629)
                               ---------  --------  --------  --------
 Pretax income (FTE)              6,669     7,076     7,715     8,438
 FTE adjustment                    (114)     (180)     (207)     (312)
 Provision for taxes             (2,374)   (2,421)   (2,668)   (2,852)
                               ---------  --------  --------  --------
   Net income                 $   4,181  $  4,475  $  4,840  $  5,274
                               =========  ========  ========  ========

 Earnings per share -
  diluted(1)                  $    0.26  $   0.28  $   0.30  $   0.32

Non-interest Income:
------------------------------
 Trust income                 $     227  $    237  $    312  $    493
 Service charges on deposit
  accounts                        1,859     1,674     1,981     2,043
 Mortgage lending income          1,197     1,042     1,626     1,958
 Gain (loss) on sales of
  assets                              4        11        (8)        8
 Security gains (losses)              -         -        97        36
 Bank owned life insurance
  income                            236       284       291       299
 Other                              271       286       283       310
                               ---------  --------  --------  --------
   Total non-interest income  $   3,794  $  3,534  $  4,582  $  5,147

Non-interest Expense:
------------------------------
 Salaries and employee
  benefits                    $   4,078  $  4,068  $  4,511  $  5,186
 Net occupancy expense              887       994     1,095     1,179
 Write-off of deferred debt
  costs                               -         -         -         -
 Other operating expenses         1,836     1,654     2,105     2,202
 Amortization of intangibles         38        38        43        62
                               ---------  --------  --------  --------
   Total non-interest expense $   6,839  $  6,754  $  7,754  $  8,629

Allowance for Loan and Lease
 Losses:
-----------------------------
 Balance beginning of period  $  10,308  $ 10,936  $ 11,124  $ 12,579
 Allowance added in bank
  acquisition                         -         -       660         -
 Net charge-offs                   (457)     (562)     (300)     (529)
 Loan and lease loss provision    1,085       750     1,095     1,050
                               ---------  --------  --------  --------
   Balance at end of period   $  10,936  $ 11,124  $ 12,579  $ 13,100

Selected Ratios:
------------------------------
 Net interest margin - FTE(2)      4.63%     4.63%     4.54%     4.48%
 Overhead expense ratio(2)         2.71      2.61      2.71      2.75
 Efficiency ratio                 46.86     46.32     46.81     47.63
 Nonperforming loans and
  leases/total loans and leases    0.31      0.27      0.53      0.50
 Nonperforming assets/total
  assets                           0.24      0.21      0.42      0.41
 Loans and leases past due 30
  days or more, including past
  due non-accrual loans and
  leases, to total loans and
  leases                           0.75      0.77      0.76      0.64

(1) Adjusted to give effect to 2-for-1 stock split effective December 10, 2003
(2)  Annualized
Note: All data adjusted to comply to FASB Interpretation No. 46


                               12/31/03   3/31/04   6/30/04   9/30/04
                               ---------  --------  --------  --------
Earnings Summary:
-----------------------------
 Net interest income          $  13,469  $ 13,919  $ 14,721  $ 15,908
 Federal tax (FTE) adjustment       479       591       582       625
                               ---------  --------  --------  --------
 Net interest income (FTE)       13,948    14,510    15,303    16,533
 Loan and lease loss
  provision                        (970)     (745)   (1,045)   (1,040)
 Non-interest income              4,128     3,993     5,204     4,631
 Non-interest expense            (8,855)   (8,384)   (9,610)   (9,766)
                               ---------  --------  --------- --------
 Pretax income (FTE)              8,251     9,374     9,852    10,358
 FTE adjustment                    (479)     (591)     (582)     (625)
 Provision for taxes             (2,160)   (2,818)   (3,010)   (3,086)
                               ---------  --------  --------  --------
   Net income                 $   5,612  $  5,965  $  6,260  $  6,647
                               =========  ========  ========  ========

 Earnings per share -
  diluted(1)                  $    0.34  $   0.36  $   0.38  $   0.40

Non-interest Income:
-----------------------------
 Trust income                 $     523  $    301  $    358  $    390
 Service charges on deposit
  accounts                        2,063     2,107     2,441     2,520
 Mortgage lending income            922       815       985       863
 Gain (loss) on sales of
  assets                              8       100        20       108
 Security gains (losses)             11         -       752        22
 Bank owned life insurance
  income                            258       253       254       258
 Other                              343       417       394       470
                               ---------  --------  --------  --------
   Total non-interest income  $   4,128  $  3,993  $  5,204  $  4,631

Non-interest Expense:
-----------------------------
 Salaries and employee
  benefits                    $   4,647  $  4,851  $  4,973  $  5,526
 Net occupancy expense            1,152     1,213     1,254     1,286
 Write-off of deferred debt
  costs                               -         -       852         -
 Other operating expenses         2,994     2,258     2,466     2,889
 Amortization of intangibles         62        62        65        65
                               ---------  --------  --------  --------
   Total non-interest expense $   8,855  $  8,384  $  9,610  $  9,766

Allowance for Loan and Lease
 Losses:
-----------------------------
 Balance beginning of period  $  13,100  $ 13,820  $ 14,460  $ 15,113
 Allowance added in bank
  acquisition                         -         -         -         -
 Net charge-offs                   (250)     (105)     (392)     (265)
 Loan and lease loss
  provision                         970       745     1,045     1,040
                               ---------  --------  --------  --------
   Balance at end of period   $  13,820  $ 14,460  $ 15,113  $ 15,888

Selected Ratios:
-----------------------------
 Net interest margin - FTE(2)      4.45%     4.48%     4.43%     4.47%
 Overhead expense ratio(2)         2.61      2.39      2.57      2.44
 Efficiency ratio                 48.99     45.31     46.86     46.14
 Nonperforming loans and
  leases/total loans and leases    0.47      0.36      0.25      0.27
 Nonperforming assets/total
  assets                           0.36      0.28      0.21      0.23
 Loans and leases past due 30
  days or more, including
  past due non-accrual loans
  and leases, to total loans
  and leases                       0.77      0.46      0.44      0.46

(1) Adjusted to give effect to 2-for-1 stock split effective December 10, 2003
(2)  Annualized
Note: All data adjusted to comply to FASB Interpretation No. 46


                       Bank of the Ozarks, Inc.
     Average Consolidated Balance Sheet and Net Interest Analysis
                        (Dollars in Thousands)
                               Unaudited

                                                  Quarter Ended
                                               September 30, 2004
                                           ---------------------------
                                             Average   Income/  Yield/
                                             Balance   Expense   Rate
                                           ----------- -------- ------
   ASSETS
Earnings assets:
 Interest bearing deposits and federal
  funds sold                               $      438  $     5   4.15%
 Investment securities:
  Taxable                                     333,609    4,376   5.22
  Tax-exempt - FTE                             97,136    1,724   7.07
 Loans and leases - FTE                     1,039,504   16,733   6.40
                                           ----------- --------
    Total earnings assets                   1,470,687   22,838   6.18
Non-earning assets                            122,025
                                           -----------
    Total assets                           $1,592,712
                                           ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction $  428,335  $ 1,107  1.03%
  Time deposits of $100,000 or more           414,769    2,044  1.96
  Other time deposits                         256,907    1,272  1.97
                                           ----------- --------
    Total interest bearing deposits         1,100,011    4,423  1.60
 Repurchase agreements with customers          47,216      152  1.28
 Other borrowings                             183,589    1,391  3.02
 Subordinated debentures                       29,371      339  4.59
                                           ----------- --------
    Total interest bearing liabilities      1,360,187    6,305  1.84
Non-interest bearing liabilities:
 Non-interest bearing deposits                116,691
 Other non-interest bearing liabilities         5,124
                                           -----------
    Total liabilities                       1,482,002
Stockholders' equity                          110,710
                                           -----------
    Total liabilities and stockholders'
     equity                                $1,592,712
                                           ===========
Interest rate spread - FTE                                      4.34%

                                                       --------
Net interest income - FTE                              $16,533
                                                       ========
Net interest margin - FTE                                       4.47%


                                                Nine Months Ended
                                               September 30, 2004
                                           ---------------------------
                                             Average   Income/  Yield/
                                             Balance   Expense   Rate
                                           ----------- -------- ------
   ASSETS
Earnings assets:
 Interest bearing deposits and federal
  funds sold                               $      422  $    14   4.31%
 Investment securities:
  Taxable                                     306,477   11,351   4.95
  Tax-exempt - FTE                             93,880    4,963   7.06
 Loans and leases - FTE                       986,533   47,279   6.40
                                           ----------- --------
    Total earnings assets                   1,387,312   63,607   6.12
Non-earning assets                            115,722
                                            ----------
    Total assets                           $1,503,034
                                           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
 Deposits:
  Savings and interest bearing transaction $  411,565  $ 2,961   0.96%
  Time deposits of $100,000 or more           390,297    5,173   1.77
  Other time deposits                         237,644    3,370   1.89
                                           ----------- --------
    Total interest bearing deposits         1,039,506   11,504   1.48
 Repurchase agreements with customers          35,445      301   1.13
 Other borrowings                             162,099    3,760   3.10
 Subordinated debentures                       40,070    1,695   5.65
                                           ----------- --------
    Total interest bearing liabilities      1,277,120   17,260   1.81
Non-interest bearing liabilities:
 Non-interest bearing deposits                116,492
 Other non-interest bearing liabilities         4,311
                                           -----------
    Total liabilities                       1,397,923
Stockholders' equity                          105,111
                                           -----------
    Total liabilities and stockholders'
     equity                                $1,503,034
                                           ===========
Interest rate spread - FTE                                       4.31%

                                                       --------
Net interest income - FTE                              $46,347
                                                       ========
Net interest margin - FTE                                        4.46%


    CONTACT: Bank of the Ozarks, Inc.
             Susan Blair, 501-978-2217
             www.bankozarks.com